UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 24, 2008

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120

(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880

(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The press release furnished as Exhibit 99.1 contains certain financial measures that differ from those presented in accordance with U.S. generally accepted accounting principles (GAAP), as follows:

•

Revenues. We present revenue growth rates at constant foreign exchange rates. We believe that presenting revenue growth rates at constant foreign exchange rates allows investors to view the underlying operating results of BD and of its segments without the impact of fluctuations in foreign currency exchange rates, thereby facilitating comparisons to prior periods.

•

Operating Income. We present BD’s operating income, both alone and as a percentage of revenues, for the first quarter of fiscal year 2007 after excluding the impact of the in-process research and development (“R&D”) charge relating to our acquisition of TriPath Imaging, Inc. (“TriPath”). This charge affected reported operating income for the period, but is not considered by management to be part of ordinary operations. Accordingly, management believes that these adjusted measures of operating income are more indicative of BD’s underlying performance, and also allow investors to better understand BD’s comparative operating performance for the period.

•

Effective Tax Rate. We present the effective tax rate for the first quarter of fiscal year 2007 after excluding the impact of the in-process R&D charge relating to our acquisition of TriPath. This charge, which is not considered part of ordinary operations by management and is not tax deductible, caused our effective tax rate for the fiscal year to be higher than it otherwise would have been. Management believes that this adjusted measure of our effective tax rate is more indicative of BD’s underlying results, and also allows investors to better understand BD’s comparative effective tax rate for the period.

•

Income from Continuing Operations. We present BD’s income from continuing operations, both alone and as a percentage of revenues, for the first quarter of fiscal year 2007 after excluding the impact of the in-process R&D charge relating to the TriPath acquisition. This item affected reported income from continuing operations for the period, but is not considered by management to be part of ordinary operations. Accordingly, management believes that these adjusted measures of income from continuing operations are more indicative of BD’s underlying performance, and also allow investors to better understand BD’s comparative income from continuing operations for the period.

•

Earnings Per Share. We present earnings per share from continuing operations for the first quarter of fiscal year 2007 after excluding the impact of the in-process R&D charge relating to the TriPath acquisition, and for the 2007 fiscal year after excluding the impact of the in-process R&D charges relating to the TriPath acquisition and our acquisition of Plasso Technology, Ltd. These charges caused reported earnings per share for such periods to be lower than they otherwise would have been, although these charges are not considered by management to be part of ordinary operations. We believe that measures of earnings per share that are adjusted for the impact of these charges is more indicative of BD’s underlying performance and also allow investors to more easily compare BD’s results for the period to other periods.

BD’s management uses each of these non-GAAP measures in its own evaluation of BD’s performance, particularly when comparing performance to past periods. Management also uses the non-GAAP results for budget planning purposes on a quarterly and annual basis.

BD provides non-GAAP measures to investors on a supplemental basis, as they provide additional insight into BD’s financial results. Management believes the non-GAAP results provide a reasonable measure of BD’s underlying performance before the effects of items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability.

Non-GAAP results should not be considered in isolation and are not in accordance with, or a substitute for, GAAP results. Our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. Investors should also consider these limitations when evaluating BD’s results.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits. — Exhibit 99.1 Press release dated January 24, 2008, which is furnished pursuant to Item 2.02.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By: /s/ Dean J. Paranicas
Dean J. Paranicas Vice President, Corporate Secretary and Public Policy

Date: January 24, 2008

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
99.1	Press release dated January 24, 2008, which is furnished pursuant to Item 2.02.